UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2014

SEARS HOLDINGS CORPORATION (Exact name of registrant as specified in charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-51217 (Commission File Number)	20-1920798 (IRS Employer Identification No.)

3333 Beverly Road Hoffman Estates, Illinois (Address of principal executive offices)		60179 (Zip code)
Registrant's telephone number, including area code: (847) 286-2500
(Former name or former address, if changed since last report): Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

The information required by Item 1.01 is included in Item 2.03 below and is incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On September 15, 2014, Sears Holdings Corporation (the “Company”), through Sears, Roebuck and Co., Sears Development Co., and Kmart Corporation (“Borrowers”), entities wholly-owned and controlled, directly or indirectly by the Company, entered into a $400 million secured short-term loan (the “Loan”) with JPP II, LLC and JPP, LLC (together, the “Lender”), entities affiliated with ESL Investments, Inc. (“Investments”). Mr. Edward S. Lampert, the Company’s Chief Executive Officer and Chairman, is the sole stockholder, chief executive officer and director of Investments. The first $200 million of the Loan was funded at the closing on September 15, and, subject to the satisfaction of certain post-closing conditions, $200 million will be funded on September 30, 2014. The Company expects to use the proceeds of the Loan for general corporate purposes.

The Loan is scheduled to mature on December 31, 2014, but as long as there is no event of default, the maturity date can be extended to February 28, 2015 at the discretion of the Company upon the payment of an extension fee equal to .5% of the principal amount. The Loan will have an annual base interest rate of 5%. The Borrowers are required to pay an upfront fee of 1.75% of the full principal amount.

The Loan is guaranteed by the Company and is secured by a first priority lien on 25 real properties owned by the Borrowers. In certain circumstances, the Lender may exercise its reasonable determination to substitute one or more of the properties with substitute properties. The Loan includes customary representations and covenants, including with respect to the condition and maintenance of the real property collateral.

The Loan has customary events of default, including (subject to certain materiality thresholds and grace periods) payment default, failure to comply with covenants, material inaccuracy of representation or warranty, and bankruptcy or insolvency proceedings. If there is an event of default, the Lender may declare all or any portion of the outstanding indebtedness to be immediately due and payable, exercise any rights it might have under any of the Loan documents (including against the collateral), and instead of the base interest rate, the Borrowers will be required to pay a default rate equal to the greater of (i) 2.5% in excess of the base interest rate and (ii) the prime rate plus 1%. The Loan may be prepaid in whole or in part, without penalty or premium.

Private Securities Litigation Reform Act of 1995 –
A Caution Concerning Forward-Looking Statements

This Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the funding of the Loan, the satisfaction of post-closing conditions, and the use of proceeds. The Company cautions that these forward-looking statements are subject to risks, uncertainties and assumptions, many of which are beyond the Company’s control, which may cause actual results to differ materially from those indicated in the forward-looking statements for a number of reasons, including without limitation, unanticipated events associated with the funding or pay back of the Loan. Additional information concerning other factors is contained in the Annual Report on Form 10-K of Sears Holdings Corporation for the fiscal year ended February 1, 2014, and subsequent Quarterly Reports on Form 10-Q. The Company undertakes no obligation to release publicly any revisions to forward-looking statements as the result of subsequent events or developments.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SEARS HOLDINGS CORPORATION
Dated: September 15, 2014	By:	/s/ Robert A. Riecker
Robert A. Riecker
Vice President, Controller and Chief Accounting Officer